Exhibit 10.1

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (the “AGREEMENT”) is made and entered into as of April 3, 2007, among Cascade Microtech, Inc., an Oregon corporation (“ACQUIROR”), Gryphics, Inc., a Minnesota corporation (“TARGET”) and each of the shareholders of Target set forth on Appendix A hereto (each a “SHAREHOLDER” and collectively, the “SHAREHOLDERS”).

This Agreement is entered into in connection with that certain Agreement and Plan of Merger dated as of April 3, 2007 (the “MERGER AGREEMENT”) by and among Acquiror, Target and Gryphics Acquisition Corporation, a Minnesota corporation and a wholly-owned subsidiary of Acquiror (“SUB”).  The Merger Agreement provides for the merger of Target with and into Sub (the “MERGER”) in a transaction in which the issued and outstanding shares of capital stock of Target (the “TARGET COMMON STOCK”) will be converted into the right to receive cash and shares of Common Stock, $0.01 par value, of Acquiror (the “ACQUIROR COMMON STOCK”) as provided by, and on the terms and conditions set forth in, the Merger Agreement.  Capitalized terms used herein but not defined herein shall have their defined meanings as set forth in the Merger Agreement.

1.             Representations, Warranties and Covenants of Each Shareholder.  Each Shareholder represents, warrants and covenants as follows:

(a)           Each Shareholder has full power and authority to execute this Agreement, to make the representations and warranties and covenants herein contained and to perform such Shareholder’s obligations hereunder.

(b)           Appendix A attached hereto sets forth all shares of Target Common Stock owned by each Shareholder, including all Target Common Stock as to which such Shareholder has sole or shared voting or investment power and all rights, options and warrants to acquire Target Common Stock.  Except as contemplated by the Merger Agreement, no other person or entity not a signatory to this Agreement has a beneficial interest in or right to acquire all or any portion of the shares of Target Common Stock set forth in Appendix A.

(c)           Each Shareholder is acquiring the Acquiror Common Stock solely for the Shareholder’s own account, for investment and not with a view to any resale or other distribution thereof in violation of the Securities Act.

(d)           Each Shareholder acknowledges and understands that the terms of the Merger have not been reviewed by the Commission or by any state securities authorities, that the Acquiror Common Stock has not been registered under the Securities Act, any state securities law or registered or qualified under any other securities laws, based on, among other factors, that no distribution or public offering has been effected and the Acquiror Common Stock will be issued by Acquiror in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Securities Act. Each Shareholder understands that Acquiror is relying on such Shareholder’s representations as set forth herein for purposes of claiming such exemption, including the bona fide nature of such Shareholder’s investment intent as expressed above.  Each Shareholder acknowledges that, except as is set forth in Section 5 of this Agreement, Acquiror is under no obligation to register the Acquiror Common Stock under the Securities Act.  As a result, unless an exemption from such registration is then available or such Shareholder then qualifies to sell shares of Acquiror Common Stock under Rule 144, such Shareholder must hold the Acquiror Common Stock until such time as Acquiror has registered the Acquiror Common Stock for resale under the Securities Act and qualified the Acquiror Common Stock for resale under applicable state securities laws.

(e)           Each Shareholder is familiar with Regulation D promulgated under the Securities Act and is an “accredited investor” as defined in Rule 501(a) of such Regulation D or such Shareholder, either alone or together with such Shareholder’s representative, has such knowledge and experience in financial, investment and business matters that the Shareholder is capable of evaluating the merits and risks of an investment in the Acquiror Common Stock.  Each Shareholder acknowledges that shares of Acquiror Common Stock are volatile securities that involve a high degree of risk.  Each Shareholder represents that it is capable of determining what documents and information are necessary to evaluate the Merger and/or an investment in the Acquiror Common Stock, and has the capacity to protect its own interests in connection with the Merger and the acquisition of the Acquiror Common Stock.

(f)            Each Shareholder represents that its financial condition is such that the Shareholder is able to bear any and all economic risks associated with investment in the Acquiror Common Stock, including the risk of holding the Acquiror Common Stock for an indefinite period of time.  Each Shareholder represents that it can also afford a complete loss of its investment in the Acquiror Common Stock, and has adequate means of providing for the Shareholder’s current needs and possible personal contingencies; provided, however, that nothing contained herein shall relieve Acquiror from strict adherence to the terms of Section 5.

(g)           Until such time as the Acquiror Common Stock has been registered for resale, each Shareholder understands and acknowledges that each stock certificate representing the Acquiror Common Stock shall bear a legend in, or substantially in, the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.  NEITHER SUCH SHARES NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF (I) EXCEPT AS SET FORTH IN THE SHAREHOLDERS AGREEMENT AND (II) UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).”

(h)           Each Shareholder understands that Acquiror may maintain a “stop transfer order” against the Acquiror Common Stock for the purpose of ensuring compliance with applicable securities laws.  Acquiror shall not be required (a) to transfer or have transferred on its books any Acquiror Common Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as an owner of such Acquiror Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Acquiror Common Stock shall have been so transferred in violation of any provision of this Agreement.  Acquiror agrees that such stop transfer instructions and legends will be promptly removed and transfers of Acquiror Common Stock will be processed if the provisions of this Agreement and the Securities Act are complied with.

(i)            Each Shareholder has received a copy of the Notice and Solicitation of Written Consent dated March 23, 2007, including copies of Acquiror’s Annual Report on Form 10-K for fiscal the year ended December 31, 2006, and Acquiror’s Proxy Statement dated April 10, 2006 (collectively, the “DISCLOSURE MATERIALS”).  Each Shareholder, either alone or together with the Shareholder’s representative, has made such further investigation as the Shareholder deems appropriate as to, and is fully familiar with, and knowledgeable regarding, the financial condition, business affairs and prospects of Acquiror.  The Shareholder has been given the opportunity to ask questions of, and receive answers from, the principal officers of Acquiror concerning the business and financial affairs of Acquiror, and has had further opportunity to obtain any additional information necessary to verify the accuracy of the foregoing information. To the extent any Shareholder has not sought information regarding any particular matter, the Shareholder represents that Shareholder had no interest in doing so and that such matters are not material to the Shareholder in connection with this investment.

2.             Negative Covenants of Shareholder.

(a)           Each Shareholder covenants and agrees that it will not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Acquiror Common Stock, or any option, right or other interest with respect to any Acquiror Common Stock, unless (i) such transaction is permitted pursuant to Rule 144 under the Securities Act, (ii) counsel representing such Shareholder, which counsel is reasonably satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror’s legal counsel, and upon which Acquiror and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Acquiror Common Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the Commission and made effective under the Securities Act, or (iv) an authorized representative of the Commission shall have rendered written advice to such Shareholder (sought by such Shareholder or counsel to such Shareholder, with a copy thereof and all other related communications delivered to Acquiror) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to the proposed disposition if consummated.

(b)           Each Shareholder represents and warrants that it has no plan or intention to sell, exchange or otherwise dispose of shares of Acquiror Common Stock received in connection with the Merger, other than in accordance with the foregoing provisions of this Section 2.

3.             Rule 144.  From and after the Effective Time of the Merger and for so long as is necessary in order to permit each Shareholder to sell the Acquiror Common Stock held by it pursuant to Rule 144 under the Securities Act, Acquiror will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Exchange Act referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit each Shareholder to sell the Acquiror Common Stock held by it pursuant to the terms and conditions of Rule 144.  Each Shareholder understands that, except as provided in this Section 3 and in Section 5 of this Agreement, Acquiror is under no obligation to register the sale, transfer or other disposition of any Acquiror Common Stock by or on behalf of any Shareholder or to take any other action necessary in order to make compliance with an exemption from registration available.

4.             Restrictions on Resales.  Each Shareholder agrees and acknowledges that, in addition to the restrictions imposed under Section 2 of this Agreement, the provisions of the Securities Act prohibit the public resale of Acquiror Common Stock (except in a transaction registered under the Securities Act) until such time as such Shareholder has beneficially owned, within the meaning of Rule 144(d), the Acquiror Common Stock for a period of at least one (1) year after the date of the Merger.  Each Shareholder acknowledges that such Shareholder is familiar with Rule 144 and agrees to comply with the provisions of such rule as applicable to the Acquiror Common Stock.

5.             Registration of Shares Issued in the Merger.

(a)           Registrable Shares. For purposes of this Agreement, “REGISTRABLE SHARES” shall mean the shares of Acquiror Common Stock issued in the Merger; provided, however, that Registrable Shares shall not include shares of Acquiror Common Stock issued in the Merger that have been sold or otherwise transferred by the shareholders of Target who initially received such shares in the Merger prior to the effective date of the Registration Statement (as defined below) (the holders of Registrable Shares collectively hereinafter referred to as the “HOLDERS”); provided further however, that a distribution of shares of Acquiror Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Holder, or the heirs or legal representative upon death of a Holder) shall not be deemed such a sale or transfer for purposes of this Section 5 and such underlying beneficial owners, heirs or legal representatives shall be entitled to the same rights under this Section 5 as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this Section 5.

(b)           Required Registration. Not later than the 90th day after the Closing Date (the “Initial Filing Deadline”), Acquiror shall file with the Commission a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the “REGISTRATION STATEMENT”) and will effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or “blue sky” laws and compliance with any other applicable governmental requirements or regulations, and the listing requirements of any applicable exchange or similar obligations) as any selling Holder may reasonably request and that would permit or facilitate the sale of Registrable Shares (provided however that Acquiror shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction). The Registration Statement shall be declared effective by the Commission not later than one hundred eighty (180) days after the Closing Date (the “Required Registration Date”).  All other applicable registrations, qualifications and compliances necessary to allow the Registrable Shares to be freely tradable shall also be completed by the Required Registration Date.  Acquiror will maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the earlier of the one year anniversary of the Closing of the Merger or the earlier sale by the Target Shareholders of all of the shares of Acquiror Common Stock registered thereunder (the “REGISTRATION EFFECTIVE PERIOD”).  After the date the Registration Statement is first declared effective, the Holders will be permitted (subject in all cases to the provisions of Section 6(c)) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

(c)           Suspension Right.  Notwithstanding any other provision of this Section 5, Acquiror shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of Acquiror after consultation with counsel, the use of the Registration Statement and the prospectus related thereto must be suspended due to the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (the “SUSPENSION RIGHT”).  In the event Acquiror exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Acquiror and its shareholders or, if earlier, until such time as the information or event is no longer material, each as determined in good faith by Acquiror after consultation with counsel. Notwithstanding the foregoing, Acquiror shall not impose the Suspension Right at any time for more than thirty (30) consecutive days. Acquiror will promptly give the Holders written notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.  The Registration Effective Period shall be extended by a period of time equal to the duration of any period during which the Suspension Right is imposed.  In the event the Required Registration Date occurs during a period in which the Suspension Right would otherwise be imposed in accordance with the foregoing, then the Required Registration Date shall be extended until the end of such period, but in no event for more than sixty (60) days.  Anything to the contrary notwithstanding, nothing in this Section 5(c) shall be interpreted to relieve Acquiror of its obligation to file the Registration Statement on or prior to the Initial Filing Deadline.

(d)           Further Obligations of Acquiror.

1.             Acquiror shall furnish to the Holders such reasonable number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus), any documents incorporated by reference into the Registration Statement and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

2.             Acquiror will use its best efforts to diligently prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

3.             Acquiror shall file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, shall take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to Acquiror Common Stock. Acquiror shall furnish to any Holder forthwith upon request (i) a written statement by Acquiror as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of Acquiror as filed with the Commission, and (iii) any other reports and documents that a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.

4.             Acquiror shall notify the Holders promptly (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or post-effective amendment, when the same has become effective, (ii) of any request after the effective date of the Registration Statement by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, and (iv) of the receipt by Acquiror of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for that purpose.

5.             Acquiror shall use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and if one is issued, will use commercially reasonable efforts to obtain the withdrawal of any stop order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any Registrable Shares for sale in any jurisdiction at the earliest possible time.

(e)           Obligations of Holders.

1.             Each Holder covenants and agrees that it shall promptly furnish to Acquiror such information regarding themselves or the Registrable Shares held by them, and the intended method of disposition of such securities, as shall be reasonably requested by Acquiror in order to effect the registration of its Registrable Shares.  Each Holder agrees that it will not effect any disposition of its Registrable Shares that would constitute a sale within the meaning of the Securities Act (including a disposition which qualifies for an exemption from registration thereunder) except in compliance with the Securities Act and the regulations thereunder, including all applicable prospectus delivery requirements.

2.             Each Holder covenants and agrees that it will promptly advise the Company of any changes in the information concerning each Holder contained in the Registration Statement and that such Holder will not make any sale of Registrable Shares pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Securities Act.

3.             Each Holder acknowledges that occasionally there may be times (as described in Section 5(c)) when Acquiror must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Acquiror and declared effective by the Commission, the relevant prospectus supplemented by Acquiror or until such time as Acquiror has filed an appropriate report with the Commission pursuant to the 1934 Act.  During any period in which sales are suspended, each Holder covenants and agrees that it will not offer or sell any such Registrable Shares pursuant to the Registration Statement or any such prospectus.

(f)            Expenses.  Acquiror agrees to bear the costs and expenses for any registration pursuant to this Section 5.  The costs and expenses to be borne by Acquiror for purposes of this Section 5 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Holders), legal fees and disbursements of counsel for Acquiror, legal fees and disbursements of one counsel for the Holders in an amount not to exceed $10,000.00, “blue sky” expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges (unless engaged by the Acquiror).

(g)           Indemnification.

1.             Acquiror will indemnify and hold harmless each Holder, such Holder’s officers, directors, shareholders,  partners and other affiliates, including without limitation, each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, and such Holder’s heirs, legal representatives, successors and permitted assigns, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “VIOLATION”): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Acquiror will pay to each such Holder or other indemnitee specified above in this Section 5(g)1, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5(g) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acquiror; nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such Holder or other indemnitee specified above, or (b) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the Prospectus most recently provided by Acquiror to the Holder prior to the date of such sale.

2.             Each selling Holder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Acquiror within the meaning of the Securities Act, any other Holder selling securities pursuant to the Registration Statement and any officer, director, shareholder, partner, affiliate, controlling person, or heir, legal representative, successor or permitted assign of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Holder to deliver the most current prospectus provided by Acquiror prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement or such Violation is caused by the Holder’s failure to deliver to the purchaser of the Holder’s Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Holder by Acquiror prior to such sale; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5(g)2 in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5(g)2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder.

3.             Each person entitled to indemnification under this Section 5(g) (the “INDEMNIFIED PARTY”) shall give notice to the party required to provide indemnification (the “INDEMNIFYING PARTY”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5(g) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

4.             To the extent that the indemnification provided for in this Section 5(g) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.             Noncompetition.

(a)           Each Shareholder covenants and agrees that for a period of two (2) years commencing at the Effective Time, such Shareholder shall not directly, or indirectly through one or more other persons or entities, engage in, or have any financial or other interests (whether as a principal, partner, shareholder, director, officer, agent, executive, consultant or otherwise) in or provide assistance to any person, firm, corporation or business that engages in any business activity which is the same as or competes with any business activity engaged in, or to the knowledge of Shareholder planned by, Acquiror or Target at the Effective Time (the “BUSINESS”), in any state, country, territory or area of the world where the Business is conducted; provided, however, the parties hereto agree and acknowledge that such Business is conducted in each state of the United States and the District of Columbia.  Notwithstanding the foregoing, nothing contained in this Agreement shall prevent or otherwise limit a Shareholder from holding, for investment purposes, no more than five percent (5%) of any class of equity securities of a company engaged in the Business if such class of equity securities is traded on a national securities exchange or on the NASDAQ National Market System.

(b)           Each Shareholder covenants and agrees that, for a period of two (2) years commencing at the Effective Time, such Shareholder shall not use for his, her or its benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company, other than Acquiror and Target, any confidential information regarding the business methods, business policies, procedures, techniques, trade secrets, software, technology, products, customer lists, customer and personnel data or other knowledge or processes used or developed by Target, or other information concerning the business of Acquiror or Target of which such Shareholder becomes aware.  The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public, or (ii) the disclosure of information required pursuant to a subpoena or other legal process; provided that the party required to disclose such information shall notify Acquiror, in writing, of the receipt of any such subpoena or other legal process requiring such disclosure immediately after receipt thereof and Acquiror shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by a Shareholder.

(c)           Each Shareholder covenants and agrees that, for a period of two (2) years commencing at the Effective Time, such Shareholder will not: (i) perform work for or solicit, directly or indirectly, any business which is the same or competes with the Business from any person or entity which was a customer, client or Prospect (as hereinafter defined) of Acquiror or Target during the two (2) years prior to the Effective Time, or otherwise induce any such person or entity to cease or reduce their business relationship with Acquiror or Target; (ii) use or disclose to any person or entity, directly or indirectly, any information concerning the names, addresses and/or telephone numbers of Acquiror’s or Target’s suppliers or customers; (iii) solicit or in any manner attempt to induce or encourage any person or entity to leave the employment of Acquiror or Target or cease or reduce their business or commercial relationship with Acquiror or Target; or (iv) aid others in doing anything described in this paragraph, whether as an officer, director, shareholder, partner, consultant or otherwise.

(d)           For purposes of clause (i) of the preceding paragraph, the term “solicit” means including without limitation (a) responding to requests for proposals and invitations for bids, (b) initiating contacts with customers, clients, or Prospects of Acquiror or Target for the purpose of offering goods or services that are competitive with the goods or services offered by Acquiror or Target, and (c) participating in joint ventures or teaming agreements or acting as a consultant or subcontractor or employee of others who directly solicit business prohibited by this Agreement.  The terms “client” and “customer” include any parent corporation, subsidiary corporation, affiliate corporation or partner or joint venture of a client or customer.  “Prospect” means any person or entity to whom Acquiror or Target has submitted a proposal, or whom Acquiror or Target has solicited to become a customer.

(e)           Each Shareholder acknowledges that the restrictions contained in Sections 6(a), (b) and (c), in view of the nature of the business of Acquiror and Target, are reasonable and necessary in order to protect the legitimate interests of Acquiror and Target, and that any violation thereof would result in irreparable injuries to Acquiror and Target for which damages alone would not adequately compensate Acquiror and Target for the harm suffered.  Therefore, each Shareholder acknowledges and agrees that, in the event of a violation by such Shareholder of any of the restrictions contained in Sections 6(a), (b) and (c), Acquiror and Target shall each be entitled to seek and obtain from any court of competent jurisdiction (and without having to join any other party in such action) temporary, preliminary and permanent injunctive relief, in addition to any other rights or remedies to which it or they may be entitled by contract, statute, or common law, and each Shareholder hereby consents to the issuance of such injunction or grant of such specific performance.

(f)            It is expressly agreed by each Shareholder that if, in any judicial proceeding, the geographic coverage of the covenant contained in Section 6(a) or the periods of time in Sections 6(a) and (c) should be adjudged unreasonable, then such geographic coverage or such period or periods of time, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions in Sections 6(a) and (c) to the fullest extent permitted under applicable law.

(g)           Notwithstanding the forgoing provisions of this Section 6, each of Acquiror, Target, Sub and the Shareholders hereby agree and acknowledge that MOLEX Incorporated shall not be subject to the provisions of this Section 6.

7.             Termination of Prior Agreements.  Each party hereto agrees and consents to the termination of the Shareholders Agreement dated as of March 30, 2001, by and among Target and the Shareholders with such termination to be effective at the Effective Time.

8.             Notices.  All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered by hand, (ii) one (1) business day after deposit with a nationally-recognized overnight courier service, with delivery charges prepaid or otherwise satisfied, or (iii) three (3) days after deposit in the United States mail, postage prepaid, certified or registered mail, addressed to a party as follows:

if to Acquiror or Sub:

Cascade Microtech, Inc.

2430 NW 206th Avenue

Beaverton, OR 97006

Attention:  President

Fax No.:  503-601-1414

Telephone No.:  503-601-1000

with a copy to:

Ater Wynne LLP

222 SW Columbia, Suite 1800

Portland, OR  97201

Attention:  Gregory E.  Struxness, Esq.

Fax No:  503-226-0079

Telephone No:  503-226-8449

if to Target, to:

Gryphics, Inc.

3850 Annapolis Lane, #140

Plymouth, Minnesota  55447-8789

Attention:  President

Fax No:  763-509-0066

Telephone No:  763-509-0077

with a copy to:

Leonard, Street and Deinard

150 South Fifth Street, Suite 2300

Minneapolis, MN  55402

Attention:  Albert A. Woodward, Esq.

Fax No:  612-335-1657

Telephone No:  612-335-1945

if to Shareholders:

At the address set forth beneath each Shareholders’ signature below with a copy to:

Leonard, Street and Deinard

150 South Fifth Street, Suite 2300

Minneapolis, MN  55402

Attention:  Albert A. Woodward, Esq.

Fax No:  612-335-1657

Telephone No:  612-335-1945

or to such other address as any party may designate for itself by notice given as provided in this Agreement, except that notices of change of address shall only be effective upon receipt.

9.             Termination.  This Agreement shall terminate and shall be of no further force and effect upon the termination of the Merger Agreement.

10.          Counterparts.  This Agreement shall be executed in one or more counterparts, any of which may be a facsimile copy, each of which shall be deemed an original, and all of which together shall constitute one instrument.

11.          Binding Agreement.  This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of each Shareholder and any pledgee holding Acquiror Common Stock as collateral.

12.          Waiver.  No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

13.          Governing Law.  This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Oregon.

14.          Integration.  This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter of the Agreement.

15.          Attorneys’ Fees.  In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys’ fees, and disbursements whether or not the proceeding results in a final judgment.

16.          Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

17.          Third-Party Reliance. Counsel to and accountants for the parties shall be entitled to rely upon this Agreement.

IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the day and year first above written.

GRYPHICS, INC.		CASCADE MICROTECH, INC.

By:	/s/ James J. Rathburn	By:	/s/ Eric Strid
	James J. Rathburn		Eric Strid
	President		President and Chief Executive Officer

GRYPHICS ACQUISITION CORPORATION

By:	/s/ Eric Strid
Eric Strid
President and Chief Executive Officer

SHAREHOLDERS

/s/ James J. Rathburn	/s/ Robert M. Dingmann
James J. Rathburn	Robert M. Dingmann

/s/ Bruce E. Hendry	/s/ Dennis Bergquist
Bruce E. Hendry	Dennis Bergquist

/s/ David Ihle	/s/ Richard Kallio
David Ihle	Richard Kallio

MOLEX Incorporated

By:	/s/ Martin P. Slark
Title:	Vice Chairman and Chief Executive Officer

APPENDIX A

SHAREHOLDERS OF TARGET

Shareholder	Number of Shares of Target Common Stock
James J. Rathburn	271,201

Robert Dingmann	29,055

Bruce E. Hendry	200,000

Dennis Bergquist	188,300

David Ihle	45,761

Richard Kallio	81,451

MOLEX Incorporated	202,047